Exhibit 99.1

CHINA AUTOMOTIVE SYSTEMS REPORTS 2019 SECOND QUARTER
UNAUDITED FINANCIAL RESULTS

WUHAN, China, August 8, 2019 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the second quarter and six months ended June 30, 2019.

Second Quarter 2019 Highlights

·	Net sales decreased 15.9% to $105.7 million from $125.8 million in the second quarter of 2018;

·	Gross profit declined 10.8% to $15.2 million and the gross margin increased to 14.4% from 13.5% in the second quarter of 2018;

·	Income from operations increased 369.2% to $2.7 million with an operating margin of 2.6% compared with $0.6 million and an operating margin of 0.5% in the second quarter of 2018;

·	Net income attributable to parent company’s common shareholders increased to $2.5 million or diluted earnings per share of $0.08, compared to net income attributable to parent company’s common shareholders of $0.8 million, or diluted earnings per share of $0.03, in the second quarter of 2018.

First Six Months of 2019 Highlights

·	Net sales decreased 17.3% to $214.9 million, compared to $259.8 million in the first six months of 2018;

·	Gross profit decreased to $29.2 million, compared to $38.7 million in the first six months of 2018; gross margin decreased to 13.6% in the first six months of 2019, compared to 14.9% in the first six months of 2018;

·	Income from operations decreased to $3.8 million from $5.2 million with an operating margin of 1.8% compared with 2.0% in the second quarter of 2018;

·	Net income attributable to parent company’s common shareholders was $4.0 million compared to $5.2 million in the first six months of 2018; diluted earnings per share attributable to parent company’s common shareholders was $0.13, compared to diluted earnings per share attributable to parent company’s common shareholders of $0.16 in the first six months of 2018.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "Our sales in the second quarter of 2019 reflected the slowing economy in China and softer consumer spending. As a leading supplier of steering products to the Chinese automobile market, our sales are affected by the performance of the OEM market. Automobile production has been disrupted by a pre-buy of less expensive National V-compliant vehicles before the stricter National VI emission standards are nationally implemented. Chinese-branded passenger vehicle sales declined by 27.9% year-over-year in April 2019 followed by a decline in May 2019 of 28.1% year-over-year. We anticipate that our new product development with Hyoseong Electric Co. Ltd. to sell electric motors for electric power steering systems, and a new development program for a recirculating-ball steering system with a major client’s autonomous vehicle development, will offer new growth opportunities for the future. We continue to build advanced steering products and broaden our product line to meet the needs of the marketplace and ensure our leadership position.”

Second Quarter of 2019

In the second quarter of 2019, net sales decreased 15.9% to $105.7 million, compared to $125.8 million in the same quarter of 2018. Net sales of traditional steering products declined by 15.9% as demand weakened in the Chinese domestic brand automobile market. Additionally, Company’s sales to its North American customers declined by $1.1 million. Sales of electric power steering (“EPS”) represented 21.4% of total net sales.

Gross profit decreased to $15.2 million in the second quarter of 2019, compared to $17.0 million in the second quarter of 2018. The gross margin was 14.4% in the second quarter of 2019, versus 13.5% in the second quarter of 2018. The gross profit decrease was mainly due to lower sales, higher unit cost and a change in product mix.

Gain on other sales was $2.5 million in the second quarter of 2019, compared to $1.0 million in the second quarter of 2018.

Selling expenses were $3.9 million in the second quarter of 2019, compared to $4.9 million in the second quarter of 2018. The decrease was mainly due to lower logistics expenses related to decreased sales during the quarter. Selling expenses represented 3.7% of net sales in the second quarter of 2019 compared with 3.9% in the second quarter of 2018.

General and administrative expenses (“G&A expenses”) were $4.4 million in the second quarter of each of 2019 and 2018. G&A expenses represented 4.2% of net sales in the second quarter of 2019 compared to 3.5% in the second quarter of 2018. The percentage increase was mainly due to reduced sales in the second quarter of 2019.

Research and development expenses (“R&D expenses”) decreased 18.5% to $6.6 million in the second quarter of 2019, compared to $8.1 million in the second quarter of 2018. R&D expenses continue to focus on the development of the Company’s EPS and other new products. R&D expenses represented 6.2% of sales in the second quarter of 2019, compared with 6.4% in the second quarter of 2018.

Income from operations was $2.7 million in the second quarter of 2019, compared to $0.6 million in the same quarter of 2018. The increase was primarily due to a higher gain on other sales and lower operating costs. As a percentage of net sales, the operating margin was 2.6% in the second quarter of 2019, compared to 0.5% in the second quarter of 2018.

Net financial income in the second quarter of 2019 was $1.6 million compared with $0.9 million in the second quarter of 2018.

Income before income tax expenses and equity in earnings of affiliated companies increased 143.5% to $3.1 million in the second quarter of 2019, compared to $1.3 million in the second quarter of 2018.

Net income attributable to parent company’s common shareholders increased 196.3% to $2.5 million in the second quarter of 2019, compared to net income attributable to parent company’s common shareholders of $0.8 million in the corresponding quarter of 2018. Diluted earnings per share were $0.08 in the second quarter of 2019, compared to diluted earnings per share of $0.03 in the second quarter of 2018. The weighted average number of diluted common shares outstanding was 31,499,577 in the second quarter of 2019, compared to 31,647,305 in the second quarter of 2018.

First Six Months of 2019

Net sales decreased 17.3% to $214.9 million in the first six months of 2019, compared to $259.8 million in the first six months of 2018. Six-month gross profit was $29.2 million, compared to $38.7 million in the corresponding period last year. Six-month gross margin was 13.6% in the first six months of 2019 compared to 14.9% in the corresponding period in 2018. The gain on other sales was $3.8 million in the first six months of 2019 compared with $2.5 million in the corresponding period last year. Income from operations was $3.8 million in the first six months of 2019, compared to $5.2 million in the first six months of 2018. Operating margin was 1.8% in the first six months of 2019, compared to 2.0% in the corresponding period of 2018.

Net income attributable to parent company’s common shareholders was $4.0 million in the first six months of 2019, compared to $5.2 million in the corresponding period in 2018. Diluted earnings per share were $0.13 in the first six months of 2019, compared to diluted earnings per share of $0.16 in the corresponding period of 2018.

As of June 30, 2019, cash and equivalents, and pledged cash were $89.1 million. Total accounts receivable including notes receivable were $255.1 million. Accounts payable were $184.1 million and short-term loans were $71.0 million. Total parent company stockholders' equity was $308.5 million as of June 30, 2019, compared to $304.8 million as of December 31, 2018.

Net cash used in operating activities was $25.7 million in the first six months of 2019 compared with net cash used in operating activities of $5.4 million in the first six months of 2018. Payments to acquire property, plant and equipment were $10.3 million compared with $17.3 million in the first six months of 2018.

Business Outlook

Management revised its revenue guidance for the full year 2019 to $430 million from US$510 million. This target is based on the Company's current views on operating and market conditions, which are subject to change.

Unaudited Second Quarter 2019 Conference Call

Management will conduct a conference call on August 8, 2019 at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management's presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call:

Phone Number: +1-877-407-8031 (North America)

Phone Number: +1-201-689-8031 (International)

China Toll Free: +86-400-120-2840

A replay of the call will be available on the Company's website in the investor relations section.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through nine Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 6 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 28, 2019, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

Investor Relations

+1-212-521-4050

Email: Kevin@awakenlab.com

– tables follow –

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended June 30,
	2019	2018
Net product sales ($14,310 and $10,856 sold to related parties for the three months ended June 30, 2019 and 2018)	$105,748	$125,782
Cost of products sold ($6,130 and $7,428 purchased from related parties for the three months ended June 30, 2019 and 2018)	90,563	108,761
Gross profit	15,185	17,021
Gain on other sales	2,485	977
Less: Operating expenses
Selling expenses	3,859	4,887
General and administrative expenses	4,434	4,442
Research and development expenses	6,637	8,085
Total operating expenses	14,930	17,414
Income from operations	2,740	584
Other (expense)/income, net	(447)	600
Interest expense	(731)	(801)
Financial income, net	1,552	897
Income before income tax expenses and equity in earnings of affiliated companies	3,114	1,280
Less: Income taxes	674	202
Equity in loss of affiliated companies	(207)	(82)
Net income	2,233	996
Net (loss)/gain attributable to non-controlling interests	(277)	149
Net income attributable to parent company’s common shareholders	$2,510	$847
Comprehensive income:
Net income	$2,233	$996
Other comprehensive income:
Foreign currency translation loss, net of tax	(6,881)	(17,467)
Comprehensive loss	(4,648)	(16,471)
Comprehensive loss attributable to non-controlling interests	(776)	(431)
Comprehensive loss attributable to parent company	$(3,872)	$(16,040)

Net income attributable to parent company’s common shareholders per share

Basic -	$0.08	$0.03

Diluted -	$0.08	$0.03
Weighted average number of common shares outstanding
Basic	31,497,723	31,644,004
Diluted	31,499,577	31,647,305

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Six Months Ended June 30,
	2019	2018
Net product sales ($27,146 and $21,702 sold to related parties for the six months ended June 30, 2019 and 2018)	$214,941	$259,800
Cost of products sold ($11,634 and $15,677 purchased from related parties for the six months ended June 30, 2019 and 2018)	185,711	221,140
Gross profit	29,230	38,660
Gain on other sales	3,754	2,490
Less: Operating expenses
Selling expenses	6,944	10,714
General and administrative expenses	9,024	8,866
Research and development expenses	13,239	16,392
Total operating expenses	29,207	35,972
Income from operations	3,777	5,178
Other income, net	960	1,221
Interest expense	(1,299)	(1,216)
Financial income, net	887	132
Income before income tax expenses and equity in earnings of affiliated companies	4,325	5,315
Less: Income taxes	872	790
Equity in earnings of affiliated companies	4	503
Net income	3,457	5,028
Net loss attributable to non-controlling interests	(520)	(131)
Net income attributable to parent company’s common shareholders	$3,977	$5,159
Comprehensive income:
Net income	$3,457	$5,028
Other comprehensive income:
Foreign currency translation loss, net of tax	(518)	(4,225)
Comprehensive income	2,939	803
Comprehensive loss attributable to non-controlling interests	(562)	(195)
Comprehensive income attributable to parent company	$3,501	$998

Net income attributable to parent company’s common shareholders per share

Basic -	$0.13	$0.16

Diluted -	$0.13	$0.16
Weighted average number of common shares outstanding
Basic	31,501,889	31,644,004
Diluted	31,505,721	31,645,655

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$70,866	$86,346
Pledged cash	18,194	29,623
Accounts and notes receivable, net - unrelated parties	225,681	237,519
Accounts and notes receivable - related parties	29,449	18,825
Inventories	90,850	88,021
Other current assets	30,880	35,094
Total current assets	465,920	495,428
Non-current assets:
Property, plant and equipment, net	142,008	129,853
Long-term investments	35,459	32,620
Other non-current assets	27,357	32,598
Total assets	$670,744	$690,499

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term loans	$70,976	$60,952
Accounts and notes payable - unrelated parties	176,118	205,643
Accounts and notes payable - related parties	8,041	4,477
Accrued expenses and other payables	43,964	47,032
Other current liabilities	21,154	23,196
Total current liabilities	320,253	341,300
Long-term liabilities:
Long-term government loan	291	291
Other long-term payable	6,905	8,726
Long-term tax payable	26,693	29,503
Other non-current liabilities	8,073	5,852
Total liabilities	$362,215	$385,672

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized – 80,000,000 shares; Issued – 32,338,302 and 32,338,302 shares as of June 30, 2019 and December 31, 2018, respectively	$3	$3
Additional paid-in capital	64,429	64,429
Retained earnings-
Appropriated	11,104	11,104
Unappropriated	215,416	211,439
Accumulated other comprehensive income	1,379	1,855
Treasury stock – 840,579 and 711,698 shares as of June 30, 2019 and December 31, 2018, respectively	(3,295)	(2,953)
Total parent company stockholders' equity	289,036	285,877
Non-controlling interests	19,493	18,950
Total stockholders' equity	308,529	304,827
Total liabilities and stockholders' equity	$670,744	$690,499

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$3,457	$5,028
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	9,277	8,837
(Reversal)/accrual of provision for doubtful accounts	(673)	242
Inventory write downs	2,232	3,456
Deferred income taxes	(1,124)	(231)
Equity in earnings of affiliated companies	(4)	(503)
(Gain)/loss on fixed assets disposals	(733)	9
Changes in operating assets and liabilities
(Increase)/decrease in:
Accounts and notes receivable	969	6,644
Inventories	(5,526)	(16,062)
Other current assets	4,645	(1,374)
Increase/(decrease) in:
Accounts and notes payable	(31,049)	(15,574)
Accrued expenses and other payables	(3,055)	2,245
Long-term taxes payable	(2,810)	-
Other current liabilities	(1,336)	1,890
Net cash used in operating activities	(25,730)	(5,393)
Cash flows from investing activities:
Increase in demand loans and employee housing loans included in other non-current assets	1,057	1,190
Cash received from property, plant and equipment sales	700	199
Payments to acquire property, plant and equipment (including $2,271 and $5,694 paid to related parties for the six months ended June 30, 2019 and 2018, respectively)	(10,335)	(17,299)
Payments to acquire intangible assets	(1,387)	-
Investment under equity method	(2,348)	(5,957)
Purchase of short-term investments	(17,031)	(18,502)
Proceeds from maturities of short-term investments	17,087	21,687
Government subsidy received for purchase of property, plant and equipment	1,898	-
Cash received from long-term investment	579	-
Cash received from repayment of the loan to a related party	-	20,430
Net cash (used in)/provided by investing activities	(9,780)	1,748
Cash flows from financing activities:
Proceeds from bank loans	29,036	19,672
Repayments of bank loans	(18,910)	(35,664)
Proceeds from sale and leaseback transaction	-	11,758
Repayments of the borrowing for sale and leaseback transaction	(2,116)	(1,125)
Dividends paid to non-controlling interest holders of non-wholly owned subsidiaries	(333)	-
Cash received from capital contributions by non-controlling interest holder	1,438	-
Repurchase of common shares	(342)	-
Net cash provided by/(used in) financing activities	8,773	(5,359)
Effects of exchange rate on cash, cash equivalents and pledged cash	(172)	(1,604)
Net decrease in cash, cash equivalents and pledged cash	(26,909)	(10,608)
Cash, cash equivalents and pledged cash at beginning of the period	115,969	96,093
Cash, cash equivalents and pledged cash at end of the period	$89,060	$85,485